UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2015

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

100 Campus Drive, Florham Park, NJ	07932
(Address of principal executive offices)	(Zip Code)

(973) 822-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Share Purchase Agreement
On November 2, 2015, Zoetis Inc. (the Company) agreed to acquire Salar Topco AS (TopCo), a privately held Norwegian company, pursuant to a Share Purchase Agreement, dated as of November 2, 2015 (the Purchase Agreement), by and among SalarLux Parent S.à.r.l., a Luxembourg limited liability company (the Sellers’ Representative), Salar Invest AS, a Norwegian limited liability company (Seller AS and, together with the Sellers’ Representative, the Sellers), and the Company. TopCo is a Norwegian holding company and indirect parent company of Pharmaq Holding AS, a Norwegian limited liability company which, together with its subsidiaries, is a leading global animal health company specializing in aquatic health. The Purchase Agreement provides for the acquisition of 100% of the issued share capital of TopCo from the Sellers for an aggregate cash purchase price of US$765 million, adjusted to reflect working capital and net indebtedness as of the closing date. The Company expects to fund the acquisition by borrowing under its revolving credit facility.
The Purchase Agreement contains customary representations and warranties made by the Sellers and the Company. The representations and warranties and covenants of the parties to be performed prior to the closing of the transaction do not survive the closing of the transaction, other than certain representations regarding corporate authority, ownership of shares being acquired and of certain material subsidiaries, and brokers’ fees (which survive for four years following the closing of the transaction).
The transaction is subject to customary closing conditions, including the absence of a material adverse effect on TopCo, the absence of any injunction or other legal prohibition, accuracy of the parties’ representations, compliance by the parties with covenants and approval of the transaction by shareholders of Seller AS (such shareholders include senior employees and management of Pharmaq AS) holding at least 2/3rds of its share capital and 2/3rds of the votes cast at a general meeting of shareholders. Shareholders of Seller AS collectively holding more than 2/3rds of the share capital of Seller AS have delivered to the Sellers and the Company irrevocable undertakings, and voting agreements with the Company, pursuant to which they have agreed to vote in favor of the transaction. The Company expects Seller AS to hold a general meeting of its shareholders on November 9, 2015, and the parties expect to complete the transaction on or about November 10, 2015.
The Sellers have agreed, among other covenants, to cause TopCo and its subsidiaries to operate their businesses in the ordinary course of business, consistent with past practice during the period between the execution of the Purchase Agreement and the closing of the transaction, and not to engage in specified types of actions during this period unless consented to by the Company.
The Company and the Sellers’ Representative each may terminate the Purchase Agreement, among other reasons, if the closing has not been completed by December 1, 2015, subject to up to two-months’ extension at the Company’s election if at that time the Seller AS shareholder approval has not been obtained and all other conditions have been satisfied or waived.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, TopCo or its subsidiaries. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential Disclosure Schedule provided by the Sellers to the Company in connection with the signing of the Purchase Agreement. This confidential Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Company, TopCo or its subsidiaries.

Amendment of Revolving Credit Facility
On November 2, 2015, the Company entered into an amendment (the Amendment) to that certain Revolving Credit Agreement, dated as of December 21, 2012 (the Revolving Credit Agreement), among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the Administrative Agent). The Amendment amended the Revolving Credit Agreement to set for the duration of the Revolving Credit Agreement the maximum leverage ratio permitted as of the last day of any fiscal quarter at 3.50x (or, 4.25x for the period beginning on the date of consummation of a material acquisition, including the acquisition described above if, the Company elects to deliver certain notice to the Administrative Agent, and continuing through the fourth full fiscal quarter ending immediately thereafter).
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference in its entirety.

Item 8.01. Other Events.
On November 2, 2015, the Company and Pharmaq AS issued a joint press release announcing an agreement for the Company to purchase Pharmaq. A copy of the press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of November 2, 2015, by and among SalarLux Parent S.à.r.l.,
Salar Invest AS and Zoetis Inc.*

10.1	Amendment, dated as of November 2, 2015, to the Revolving Credit Agreement, dated as of
December 21, 2012, by and among Zoetis Inc., the lenders party thereto and JPMorgan Chase Bank,
N.A., as administrative agent

99.1	Joint Press Release of Zoetis Inc. and Pharmaq AS issued on November 2, 2015

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZOETIS INC.

By:	/s/ Heidi C. Chen
Name:	Heidi C. Chen
Title:	Executive Vice President,
General Counsel and Corporate Secretary
Dated: November 2, 2015

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Share Purchase Agreement, dated as of November 2, 2015, by and among SalarLux Parent S.à.r.l.,
Salar Invest AS and Zoetis Inc.*

10.1	Amendment, dated as of November 2, 2015, to the Revolving Credit Agreement, dated as of
December 21, 2012, by and among Zoetis Inc., the lenders party thereto and JPMorgan Chase Bank,
N.A., as administrative agent

99.1	Joint Press Release of Zoetis Inc. and Pharmaq AS issued on November 2, 2015

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.